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                                                                       EXHIBIT N

                         CONSENT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders
The New America High Income Fund, Inc.:



We consent to the use of our report dated January 31, 2003, included herein, and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS", "SENIOR SECURITIES", "INDEPENDENT PUBLIC ACCOUNTANTS" and "EXPERTS" in the Prospectus.

                                                     /s/ KPMG LLP

Boston, Massachusetts
August 26, 2003